SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549
                                ---------------

                               FORM 8-K/A No. 1

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 1999

                                AIM GROUP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

           Delaware                   33-82468               13-3773537
 ----------------------------       ------------       ----------------------
 (State or other jurisdiction       (Commission            (IRS Employer
     of incorporation)              File Number)       Identification Number)

           1000 Abernathy Road
               Suite 1000
               Atlanta, GA                                 30328
 ----------------------------------------               ----------
 (Address of principal executive offices)               (zip code)


Registrant's telephone number, including area code:  (770) 668-0900

      The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated July 30, 1999, as set forth in the pages attached hereto:

            Items 7(a) and 7(b) - Historical and Pro Forma
                                  Financial Information

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     AIM Group, Inc.


                                               By: /s/LEIGH S. ZOLOTO
                                                   ------------------
                                                   Leigh S. Zoloto
                                                   Chief Financial Officer and
                                                     Secretary


Date:  October  11, 1999

      The Current Report on Form 8-K of AIM Group, Inc (the "Company"), dated July 30, 1999, and filed on August 11, 1999, reported the acquisition by the Company on July 30, 1999, of (i) Enterprise Solutions Group, Inc., a Florida corporation ("ESG"); and (ii) The Reddy Group, Inc., a Georgia corporation ("Reddy"). Items 7(a) and 7(b) of the report stated that the historical financial statements of ESG and Reddy required under Rule 3-05 of Regulation S-X, and the pro forma financial information required under Article 11 of Regulation S-X would be filed no later than 60 days after the date by which the Form 8-K was required to be filed. The purpose of this amendment is to file such financial statements and information.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      The following lists the historical financial statements of ESG attached hereto: PAGE

                                                                      Page
                                                                      ----
Report of Melamed Handy & Karp, LLP..........................         F-1

Balance sheets as of December 31, 1998
     and 1997 ...............................................         F-2

Statements of income and retained earnings for
     the years ended December 31, 1998 and 1997 .............         F-3

Statements of retained earnings and cash flows
     for the years ended December 31, 1998 and 1997 .........         F-4

Notes to financial statements ...............................         F-5

Balance sheet as of June 30, 1999
     (unaudited) ............................................         F-7

Statement of operations for the six months
     ended June 30, 1999 (unaudited) ........................         F-8

Statement of cash flow for the six months
     ended June 30, 1999 (unaudited) ........................         F-9

      The following lists the historical financial statements of Reddy attached hereto:

Report of Moore Stephens Tiller LLC .........................         F-10

Balance sheet as of December  31, 1998.......................         F-11

Statements of income and retained earnings for
     the years ending December 31, 1998 and 1997 ............         F-12


                                      2


Statements of cash flows for the years ended
     December 31, 1998 and 1997 .............................         F-13

Notes to financial statements ...............................         F-14

Balance sheet as of June 30, 1999
     (unaudited) ............................................         F-18

Statement of operations for the six months
     ended June 30, 1999 (unaudited) ........................         F-19

Statement of cash flows for the six month
     ended June 30, 1999 (unaudited) ........................         F-20


      (b)   PRO FORMA FINANCIAL INFORMATION.

      The following lists the pro forma financial information attached hereto:

Introduction.................................................         F-21

Pro forma balance sheet dated June 30, 1999 .................         F-22

Pro forma statement of operations for the
     year ended December 31, 1998 ...........................         F-25

Pro forma statement of operations for the
     six months ended June 30, 1999..........................         F-27

                          MELAMED HANDY & KARP, LLP.
                         CERTIFIED PUBLIC ACCOUNTANTS
                     12000 BISCAYNE BOULEVARD - SUITE 405
                       NORTH MIAMI, FLORIDA 33181-2725

AMERICAN INSTITUTE OF
  CERTIFIED PUBLIC ACCOUNTANTS                             DADE: (305)895-9939
FLORIDA INSTITUTE OF                                    BROWARD: (954)462-2452
  CERTIFIED PUBLIC ACCOUNTANTS                        FACSIMILE: (305)891-5012


              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Enterprise Solutions Group, Inc.

We have audited the accompanying balance sheets of Enterprise Solutions Group, Inc. as of December 31, 1998 and 1997, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Solutions Group, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                 /s/MELAMED HANDY & KARP, LLP.
                                                 -----------------------------
                                                 MELAMED HANDY & KARP, LLP.


April 15, 1999

                       ENTERPRISE SOLUTIONS GROUP, INC.
                                BALANCE SHEETS
                          DECEMBER 31, 1998 AND 1997


                                    ASSETS

Current assets:                                            1998               1997
                                                        ----------        -----------
  Cash and cash equivalents                             $ 260,581          $  88,582
  Accounts receivable                                      29,080             25,639
  Due from related parties                                      -              4,261
                                                        ----------        -----------
    Total current assets                                  289,661            118,482
                                                        ----------        -----------

Property and equipment, at cost:
  Office furniture and equipment                           16,880             16,880
  Computer equipment and software                          72,568             44,220
                                                        ----------        -----------
                                                           89,448             61,100
  Less accumulated depreciation                           (34,206)           (15,166)
                                                        ----------        -----------
                                                           55,242             45,934
                                                        ----------        -----------
Other assets                                                1,420              1,420
                                                        ----------        -----------
                                                        $ 346,323          $ 165,836
                                                        ==========        ===========


                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $ 159,475          $  54,002
  Accrued expenses                                         24,756              8,102
  Deferred revenue                                         28,019                  -
  Customer deposit                                         19,642             19,642
  Due to related parties                                    4,412             19,969
                                                        ----------        -----------
  Total current liabilities                               236,304            101,715
                                                        ----------        -----------

Shareholders' Equity:
  Common stock, no par value, $1 stated value;
    10,000shares authorized; 200 shares
    issued and outstanding                                    200                200
  Retained earnings                                       109,819             63,921
                                                        ----------        -----------
    Total shareholders' equity                            110,019             64,121
                                                        ----------        -----------
                                                        $ 346,323         $  165,836
                                                        ==========        ===========

  The accompanying notes are an integral part of these financial statements.

                       ENTERPRISE SOLUTIONS GROUP, INC.
                  STATEMENTS OF INCOME AND RETAINED EARNINGS
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                            1998               1997
                                                        ------------       ------------
Net sales                                               $ 1,305,405        $   603,242
Cost of goods sold                                          937,380            406,794
                                                        ------------       ------------
  Gross profit                                              368,025            196,448
                                                        ------------       ------------

Selling, general and administrative expenses:
  Salaries and commissions                                   59,504             34,667
  Rent                                                       28,798             24,542
  Travel and entertainment                                   28,375              6,947
  Employee benefits                                          16,929                  -
  Telephone and communications                               15,728             12,883
  Consulting fees                                            23,850                  -
  Depreciation                                               19,040             11,583
  Supplies and reference materials                           15,194             14,979
  Training                                                    9,106              8,528
  Other expenses                                             34,290             37,437
                                                        ------------       ------------
                                                            250,814            151,566
                                                        ------------       ------------
  Income from operations                                    117,211             44,882
                                                        ------------       ------------

Other income (expense):
  Interest income                                             1,102                  -
  Interest expense                                             (415)              (320)
                                                        ------------       ------------
                                                                687               (320)
                                                        ------------       ------------
  Net income                                                117,898             44,562

Retained earnings, at beginning of the year                  63,921             19,359

Dividends to shareholders                                   (72,000)                 -
                                                        ------------       ------------

Retained earnings, at end of year                       $   109,819        $    63,921
                                                        ============       ============

  The accompanying notes are an integral part of these financial statements.

                       ENTERPRISE SOLUTIONS GROUP, INC.
                           STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                            1998               1997
                                                        ------------       ------------
Cash provided by operating activities:
  Cash received from customers                          $ 1,319,432        $   615,336
  Cash paid to employees and suppliers                   (1,036,476)          (511,204)
  Interest paid                                                (415)              (320)
  Interest received                                           1,102                  -
                                                        ------------       ------------
Net cash provided by operating activities                   283,643            103,812
                                                        ------------       ------------

Cash used by investing activities:
  Additions to property and equipment                       (28,348)           (23,367)
  Payments to related parties                               (11,296)            (2,287)
                                                        ------------       ------------
    Cash used by investing activities                       (39,644)           (25,654)
                                                        ------------       ------------

Cash used by financing activities:
  Dividends paid                                            (72,000)                 -
                                                        ------------       ------------
Cash used by investing activities                           (72,000)                 -
                                                        ------------       ------------
Net increase in cash and cash equivalents                   171,999             78,156

Cash and cash equivalents, at beginning of year              88,582             10,426
                                                        ------------       ------------

Cash and cash equivalents, at end of year               $   260,581        $    88,582
                                                        ============       ============

Reconciliation of net income to net cash provided by operating activities:

  Net income                                            $   117,898        $    44,562
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation                                               19,040             11,583
  Provision for losses on accounts receivable                10,551              1,254
  Increase in accounts receivable                           (13,992)            (7,548)
  Increase in accounts payable                              105,473             26,678
  Increase in accrued expenses                               16,654              7,641
  Increase in deferred revenue                               28,019                  -
  Increase in customer deposit                                    -             19,642
                                                        ------------       ------------
Net cash provided by operating activities               $   283,643        $   103,812
                                                        ============       ============

  The accompanying notes are an integral part of these financial statements.

                       ENTERPRISE SOLUTIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

DESCRIPTION OF COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

COMPANY ACTIVITIES- Enterprise Solutions Group, Inc. ("Company") a corporation organized under the laws of the State of Florida provides implementation, training and project management of computer software systems. The computer software resold is purchased from vendors and is not customized.

CASH EQUIVALENTS- Included in the balance sheet as cash and cash equivalents is $150,852 that is in an interest-bearing account. The balance is highly liquid and readily convertible into cash.

REVENUE AND COST RECOGNITION- Revenues from the sale of computer software are recognized when the product is delivered. Additionally, the Company also sells blocks of time for client training. The revenue from such blocks of time is deferred and recognized as income during the period in which the training services are provided. The cost providing such training services is charged to operations as incurred.

PROPERTY AND EQUIPMENT- Depreciation is provided on the straight-line method over the estimated useful lives of the assets which range from three to seven years.

MANAGEMENT ESTIMATES- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates, including estimates relating to assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

INCOME TAXES- The Company has elected to be taxed as a S-Corporation. Under the provisions of Subchapter S all items of income and expense are included in the income tax returns of the shareholders. As a result, there is no income tax liability in the accompanying Balance Sheets and no provision for income tax in the accompanying Statements of Income and Retained Earnings. It is the policy of the Company to pay dividends to the shareholders in an amount necessary to fund their Federal income tax liabilities related to the pass through of income from the Company.

                                  (Continued)

                       ENTERPRISE SOLUTIONS GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998


TRANSACTIONS WITH RELATED PARTIES:
At December 31, 1998, the Company owed $3,549 to a shareholder and $863 to a corporation that is owned by the shareholder. At December 31, 1997, the Company was owed $100 and $4,161 from its two shareholders, and owed $19,969 to a corporation that is owned by one of the Company's shareholders. These balances are non-interest bearing and have no stated repayment terms.

The Company leased equipment from a corporation owned by one of the Company's shareholders. The rental expense related to this lease aggregated $4,467 and $2,680 for the years ended December 31, 1998 and 1997, respectively. The Company also incurred $9,000 in consulting fees to one of the Company's shareholders during the year ended December 31, 1997

COMMITMENTS AND CONTINGENCIES:
The Company leases its corporate offices under an operating lease that expires in September 30,1999 and leases equipment under an operating lease with an expiration date of February 28, 2001. Rent expense under these leases aggregated $23,990 and $21,823 for the years ended December 31, 1998 and 1997, respectively.

The remaining minimum future annual rental commitments under non-cancelable operating leases through the end of existing leases in effect at December 31, 1998 are $15,485, $3,015 and $502 for the years ended December 31, 1999, 2000 and 2001, respectively.

ACCRUAL OF VACATION PAY:
In 1998, the Company adopted a policy of vesting the vacation earned by employees as of the end of the year. The vacation can be taken in the following year and any unused time will be paid upon the departure of the employee. The total of $15,745 is included in accrued expenses in the accompanying balance sheet as of December 31, 1998, and in employee benefits in the accompanying statement of income for the year ended December 31, 1998.

SUBSEQUENT EVENT:
Subsequent to December 31, 1998, the Company and its' shareholders were in negotiations to merge the Company into another company.

                       ENTERPRISE SOLUTIONS GROUP, INC.
                                 BALANCE SHEET
                                 JUNE 30, 1999
                                  (UNAUDITED)

ASSETS:
Cash & Cash Equivalents                                           $   140,303
Accounts Receivable                                                   246,950
Inventories                                                               180
Prepaid Expenses                                                        5,871
                                                                  ------------
Total Current Assets                                                  393,304

Property and Equipment                                                117,541
Less: Accum Depreciation                                               47,476
                                                                  ------------
Net Property and Equipment                                             70,065

Other Assets                                                            3,192

TOTAL ASSETS                                                      $   466,561
                                                                  ============
LIABILITIES AND EQUITY:

Accounts Payable                                                  $    81,908
Other Current Liabilites                                               59,204
                                                                  ------------
Total Current Liabilities                                             141,112

Shareholders' Equity:

Common Stock                                                              200
Retained Earnings                                                     325,249
                                                                  ------------
Total Shareholders' Equity                                            325,449

TOTAL LIABILITIES AND EQUITY                                      $   466,561
                                                                  ============

                       ENTERPRISE SOLUTIONS GROUP, INC.
                            STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)


SALES                                                             $ 1,032,936

COST OF SALES                                                         596,893
                                                                  ------------
GROSS PROFIT                                                          436,043

OPERATING EXPENSES

  Selling and Administrative                                          170,265
  Depreciation and Amortization                                        13,270

TOTAL OPERATING EXPENSES                                              183,535
                                                                  ------------
OPERATING INCOME                                                      252,508

OTHER INCOME                                                            2,922
                                                                  ------------
INCOME BEFORE INCOME TAXES                                            255,430

INCOME TAXES

NET INCOME                                                        $   255,430
                                                                  ============

                       ENTERPRISE SOLUTIONS GROUP, INC.
                            STATEMENT OF CASH FLOW
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)


CASH FLOW (DEFICIT) FROM OPERATIONS                               $   (46,895)

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchases of equipment and furniture                                (30,285)
  Security deposit and loan payment                                    (5,321)
                                                                  ------------
NET CASH USED BY INVESTING ACTIVITIES                                 (35,606)

CASH FLOWS FROM FINANCING ACTIVITIES

  Shareholder distributions                                           (40,000)

NET CASH USED BY FINANCING ACTIVITIES                                 (40,000)

NET INCREASE (DECREASE) IN CASH                                   $  (122,501)
                                                                  ============

                         INDEPENDENT AUDITOR'S REPORT



Board of Directors
The Reddy Group, Inc. and Subsidiary
Atlanta, Georgia

We have audited the consolidated balance sheet of The Reddy Group, Inc. and subsidiary as of December 31, 1998, and the related consolidated statements of income, retained earnings, and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Reddy Group, Inc. and subsidiary as of December 31, 1998, and the results of its operations and cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.

As more fully discussed in Note 8, shareholders of The Reddy Group, Inc. have entered a definitive agreement to sell 100% of their shares to AIM Group, Inc.

 /s/MOORE STEPHENS TILLER, LLC
 -----------------------------
 Moore Stephens Tiller, LLC

Atlanta, Georgia
April 30, 1999

                     THE REDDY GROUP, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEET
                               December 31, 1998



                                    ASSETS
CURRENT ASSETS
  Cash                                                              $  13,324
  Accounts receivable, net of allowance for doubtful
    accounts of $22,707                                                29,024
                                                                    ----------
      Total current assets                                             42,348
                                                                    ----------
PROPERTY AND EQUIPMENT, Net of accumulated
  depreciation of $17,124                                              51,760
                                                                    ----------
OTHER ASSETS
  Intangible assets                                                    10,000
  Deposits                                                                850
                                                                    ----------
                                                                       10,850
                                                                    ----------
      TOTAL                                                         $ 104,958
                                                                    ==========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                                  $   9,822
  Accrued expenses                                                     25,465
  Notes payable                                                         6,795
                                                                    ----------
      Total current liabilities                                        42,082
                                                                    ----------
STOCKHOLDERS' EQUITY
  Common stock, no par value, 1,000,000 shares authorized,
    1,000 shares issued and outstanding                                40,301
  Retained earnings                                                    22,575
                                                                    ----------
    Total stockholders' equity                                         62,876
                                                                    ----------
      TOTAL                                                         $ 104,958
                                                                    ==========

  The accompanying notes are an integral part of these financial statements.

                     THE REDDY GROUP, INC. AND SUBSIDIARY

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    Years Ended December 31, 1998 and 1997


                                                                              1998               1997
                                                                              -----              ----
NET SALES                                                                  $ 337,283          $  43,873
                                                                           ----------         ----------

OPERATING EXPENSES:
  Salaries and wages                                                          74,585                  -
  Internet service costs                                                      47,990             12,715
  Rents                                                                       31,098              9,374
  Cost of equipment resold                                                    29,277                  -
  Provision for bad debts                                                     22,707              2,000
  Supplies                                                                    21,242              6,169
  Consulting and outside service fees                                         17,331              3,111
  Travel, parking, meals, and entertainment                                   15,356              9,899
  Telephone                                                                    9,842              5,720
  Office expenses                                                              9,201              3,839
  Depreciation                                                                 8,751              5,949
  Miscellaneous                                                                7,208              3,154
                                                                           ----------         ----------

    Total operating expenses                                                 294,588             61,930
                                                                           ----------         ----------

    Income (loss) before other income (expense)                               42,695            (18,057)
                                                                           ----------         ----------

OTHER INCOME (EXPENSE)
  Other income                                                                     -              3,898
  Interest expense                                                              (627)                 -
                                                                           ----------         ----------

    Total other income (expense)                                                (627)             3,898
                                                                           ----------         ----------

    Income (loss)  before minority interest                                   42,068            (14,159)

MINORITY INTEREST IN (INCOME) LOSS
  OF SUBSIDIARY                                                               (8,444)             3,110
                                                                           ----------         ----------


NET INCOME                                                                    33,624            (11,049)

RETAINED EARNINGS, Beginning                                                 (11,049)                 -
                                                                           ----------         ----------

RETAINED EARNINGS, Ending                                                  $  22,575          $ (11,049)
                                                                           ==========         ==========

  The accompanying notes are an integral part of these financial statements.

                     THE REDDY GROUP, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Years Ended December 31, 1998 and 1997

                                                                              1998               1997
                                                                              -----              ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                        $  33,624          $ (11,049)
  Minority interest in net income (loss) of subsidiary                         8,444             (3,110)
  Adjustments to reconcile net income (loss) to net
    cash provided by (used in) operating activities:
      Depreciation                                                             8,751              5,949
      Provision for bad debts                                                 22,707              2,000
      (Increase)decrease in:
        Accounts receivable                                                  (51,731)            (2,000)
        Other assets                                                         (10,000)              (850)
      Increase(decrease) in:
        Accounts payable and accrued expenses                                  7,674             59,564
                                                                           ----------         ----------

        Net cash provided by (used in) operating activities                   19,469             50,504
                                                                           ----------         ----------

CASH FLOWS FROM INVESTING ACTIVITIES

  Purchase of property and equipment                                         (18,941)           (34,503)
                                                                           ----------         ----------

        Net cash provided by (used in) investing activities                  (18,941)           (34,503)
                                                                           ----------         ----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from borrowings                                                    14,000                  -
  Payments on debt                                                           (13,705)                 -
  Payment for acquisition of minority interest                                (3,500)                 -
                                                                           ----------         ----------

        Net cash provided by (used in) financing activities                   (3,205)                 -
                                                                           ----------         ----------

NET INCREASE IN CASH                                                          (2,677)            16,001

CASH AND CASH EQUIVALENTS, Beginning                                          16,001                  -
                                                                           ----------         ----------

CASH AND CASH EQUIVALENTS, Ending                                          $  13,324          $  16,001
                                                                           ==========         ==========

  The accompanying notes are an integral part of these financial statements.

THE REDDY GROUP, INC. AND SUBSIDIARY

                                                                              1998               1997
                                                                              -----              ----
SUPPLEMENTAL CASH FLOW INFORMATION
  Cash payments for interest                                               $     627          $       -
                                                                           ==========         ==========

  The following schedule describes the Company's noncash investing and financing activities:

      Common stock issued for forgiveness of stockholder advances          $  36,451          $       -
                                                                           ==========         ==========

      Common stock issued for equipment acquisitions                       $       -          $   7,090
                                                                           ==========         ==========

      Note payable issued in exchange for minority
        interest redemption                                                $   6,500          $       -
                                                                           ==========         ==========

  The accompanying notes are an integral part of these financial statements.

                     THE REDDY GROUP, INC. AND SUBSIDIARY

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    Years Ended December 31, 1998 and 1997


1.    Nature of Business

      The Reddy Group, Inc. and subsidiary ("the Company") is an international consulting company headquartered in Atlanta, Georgia. The company specializes in business process integration, database development, network design and implementation, secure internet integration, and provides internet service connections.


2.    Summary of Significant Accounting Policies

      a.    Consolidation

            The accompanying consolidated financial statements include the accounts of The Reddy Group, Inc. and its wholly owned subsidiary, Cereus Bandwidth, LLC. Intercompany transactions and balances have been eliminated in consolidation. During 1998, The Reddy Group,
            Inc. acquired 100% of the minority interest of Cereus Bandwidth, LLC. The cost of the acquisition was below the minority interest's allocation of net assets at the date of acquisition. The entire excess of net asset interest over cost of $2,424 was applied to reduce noncurrent assets at the purchase date and was fully amortized during 1998.

      b.    Accrual Basis

            The financial statements of the Company have been prepared on the accrual basis.

      c.    Property and Equipment

            Property and equipment are stated at cost at the date of acquisition. The Company's policy is to capitalize assets with a useful life greater than one year. Depreciation is provided over the estimated useful lives of the respective assets using the straight line method. A summary of property and equipment as of December 31, 1998 is as follows:

                                      Life in
     Description                       Years              Cost
     -----------                      -------             ----
Office furniture                       5-10            $  4,967
Machinery and equipment                5-10              57,265
Software                                 3                6,652
                                                       ---------
                                                         68,884
Less accumulated depreciation                           (17,124)

     Total                                             $ 51,760
                                                       =========


            Depreciation expense charged to operations for the years ended December 31, 1998 and 1997 was $8,751 and $5,949, respectively.

THE REDDY GROUP, INC. AND SUBSIDIARY


      d.    Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported and disclosed in these financial statements. Actual results could differ from those estimates.

      e.    Advertising Cost

            The Company expenses advertising costs as incurred.

      f.    Income Taxes

            The parent company has elected to be taxed as an "S Corporation" under the provisions of Section 1361 of the Internal Revenue Code. Generally, "S Corporation" profits or losses are taxed at the shareholder level and no provision for income taxes is required by the company. The subsidiary company was formed on October 8, 1997 as a Georgia limited liability company, and is taxed as a partnership. Profits or losses from the partnership are taxed at the shareholder level and no provision for income taxes is required by the subsidiary.

3.    Intangible Assets

      In November 1998 the Company purchased the contract rights to service the clients of Cooper Development. The purchase price was $10,000 payable in three monthly installments of $3,333 with the final installment due in January 1999. The purchase price has been recorded as an intangible asset to be amortized over five years. No amortization expense was recognized in 1998.

4.    Notes Payable

      Notes payable at December 31, 1998 consisted of the following:

$7,000 note payable to shareholder
relative, principal and interest of $607
due monthly, interest rate of 7.50%,
due March 1999                                            $ 1,800

$5,000 note payable to bank, principal and
interest of $446 due monthly, interest rate of
12.80%, due July 1999, guaranteed by shareholder            2,995

$6,500 note payable to former owner, $500 due
monthly, interest rate of 5.00%, due May 1999               2,000
                                                          --------
  Total current debt                                      $ 6,795
                                                          ========


5.    Lease Commitments

      The Company leases office space and equipment under noncancelable operating leases. Rent expense under all operating lease agreements amounted to approximately $31,000 and $9,400 for the years ended December 31, 1998 and 1997, respectively.

THE REDDY GROUP, INC. AND SUBSIDIARY


      Future minimum lease payments under operating leases with noncancelable terms in excess of one year at December 31, 1998, are as follows:

        Year Ended
        December 31                        Amount
        -----------                        ------
           1999                          $ 24,836
           2000                            12,397
           2001                             5,788
           2002                               414
                                         ---------
                                         $ 43,435
                                         =========

6.    Related Party Transactions

      Since inception of the Company, the stockholders of the Company personally incurred expenses on behalf of the Company. These expenses were charged against operations during 1997 and 1998 and the cumulative balances reflected as amounts owed to the shareholders. At December 31, 1998 the amounts owed to the shareholders were converted to capital contributions aggregating $36,451.

      During the years ended December 31, 1998 and 1997, the stockholders of the Company performed services for the Company without compensation and/or for compensation below the fair value of the services rendered.

7.    Contingencies

      The Company is in dispute with a former customer regarding approximately $17,000 of accounts receivable due from the former customer. As a result of the dispute, the former customer has alleged breach of contract and has put the Company on notice that it holds the Company responsible for direct or consequential losses resulting from the alleged breach. The Company believes the allegations are without merit and intends to vigorously defend its position should the former customer proceed with legal action. The Company has fully reserved the outstanding accounts receivable owed by the customer.

8.    Impact of Year 2000

      As has been widely reported, many computer systems process dates based on two digits for the year of transaction and are unable to properly process dates in the year 2000 and beyond. The Company has assessed the potential impact of year 2000 on its computer operations and believes that there will be no significant affect on its internal operations or those of third parties with whom it deals. Because of the complexity of the year 2000 issue the Company can give no guarantee that its operations will not be materially affected by year 2000.

9.    Subsequent Event

      During April 1999, the Company's shareholders entered into an agreement with AIM Group, Inc. ("AIM") to sell 100% of their shares to AIM. The agreement states that AIM intends to merge the Company with AIM promptly after the purchase and AIM will be the surviving corporation.

                             THE REDDY GROUP, INC.
                                 BALANCE SHEET
                                 JUNE 30, 1999
                                  (UNAUDITED)


ASSETS:
Cash & Cash Equivalents                                           $    27,549
Accounts Receivable                                                     4,955
                                                                  ------------

Total Current Assets                                                   32,504

Property and Equipment                                                 55,709
Less: Accum Depreciation                                               19,225
                                                                  ------------
Net Property and Equipment                                             36,484

Other Assets                                                           23,675

TOTAL ASSETS                                                      $    92,663
                                                                  ============
LIABILITIES AND EQUITY:

Accounts Payable                                                  $     2,162
Other Current Liabilites                                               31,127
                                                                  ------------
Total Current Liabilities                                              33,289

Shareholders' Equity:

Common Stock                                                           42,951
Retained Earnings                                                      16,423
                                                                  ------------
Total Shareholders' Equity                                             59,374

TOTAL LIABILITIES AND EQUITY                                      $    92,663
                                                                  ============

                             THE REDDY GROUP, INC.
                            STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                  (UNAUDITED)


SALES                                                             $   289,646

COST OF SALES                                                           8,974
                                                                  ------------
GROSS PROFIT                                                          280,672

OPERATING EXPENSES
   Selling and Administrative                                         274,262
   Depreciation and Amortization                                        4,854
                                                                  ------------
TOTAL OPERATING EXPENSES                                              279,116

OPERATING INCOME                                                        1,556

INCOME BEFORE INCOME TAXES                                              1,556

INCOME TAXES

NET INCOME                                                        $     1,556
                                                                  ============

                             THE REDDY GROUP, INC.
                            STATEMENT OF CASH FLOWS
                           FOR THE SIX MONTHS ENDED
                           June 30, 1999 (UNAUDITED)


CASH FLOW FROM OPERATIONS                                         $    18,174

CASH FLOW FROM INVESTING ACTIVITIES

Purchases of Equipment                                                 (3,949)
                                                                  ------------
NET INCREASE IN CASH                                                   14,225
                                                                  ============

               PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   UNAUDITED


      The following proforma condensed combined balance sheet as of June 30, 1999 and condensed combined statement of operations for the year ended December 31, 1998 and the six months ended June 30, 1999, give effect to AIM Group, Inc. (the "Company") acquiring all the outstanding stock of Enterprise Solutions Group, Inc. ("ESG") and The Reddy Group, Inc. ("Reddy"). The effective date of these acquisitions is July 30, 1999.

      The proforma information is based on the historical financial statements of the Company, ESC and Reddy, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the proforma financial statements. The proforma adjustments include the private placement of the Company's stock necessary to complete these acquisitions.

      The proforma balance sheet gives effect to the transactions as if they occurred on the balance sheet date. The proforma statements of operations for the year ended December 31, 1998 and the six months ended June 30, 1999 give effect to these transactions as if they occurred at the beginning of each of the periods presented. The historical statement of operations of the Company will reflect the effects of these transactions from the date of acquisition.

      The proforma combined statements have been prepared by the Companys' managements based upon the historical financial statements of the Company, ESG and Reddy. These proforma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the date indicated or which may be obtained in the future.

                                AIM GROUP, INC.
                      PROFORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                                   UNAUDITED


                                            AIM          ENTERPRISE          THE
                                           GROUP          SOLUTIONS         REDDY                              PROFORMA
                                            INC.         GROUP, INC.     GROUP, INC.      ADJUSTMENTS          COMBINED
                                      ------------     ------------     ------------     ------------        ------------
         ASSETS
Current Assets
  Cash and cash equivalents           $    52,465      $   140,303      $    27,549      $(1,607,000)(1)     $   391,047
                                                                                           2,152,730 (2)
                                                                                            (375,000)(3)
  Accounts receivable                      99,553          246,950            4,955                              351,458
  Inventories                             115,634              180                                               115,814
  Prepaid expenses                          3,820            5,871                                                 9,691
                                      ------------     ------------     ------------     ------------        ------------
Total current assets                      271,472          393,304           32,504          170,730             868,010
                                      ------------     ------------     ------------     ------------        ------------

Resource property                       4,010,998                                                              4,010,998
                                      ------------     ------------     ------------     ------------        ------------

Property, plant and equipment             884,591          117,541           55,709                            1,057,841
  less accumulated depreciation           322,630           47,476           19,225                              389,331
                                      ------------     ------------     ------------     ------------        ------------
Net property, plant and equipment         561,961           70,065           36,484                              668,510
                                      ------------     ------------     ------------     ------------        ------------

Other assets                              265,183            3,192           23,675                              292,050
                                      ------------     ------------     ------------     ------------        ------------

                                                                                           4,063,998 (1)
Investment in subsidiaries                                                                (4,063,998)(4)               -
                                      ------------     ------------     ------------     ------------        ------------

Goodwill                                                                                   3,679,175 (4)       3,679,175
                                      ------------     ------------     ------------     ------------        ------------

Total assets                          $ 5,109,614      $   466,561      $    92,663      $ 3,849,905         $ 9,518,743
                                      ============     ============     ============     ============        ============

                                AIM GROUP, INC.
                      PROFORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1999
                                   UNAUDITED


                                            AIM          ENTERPRISE          THE
                                           GROUP          SOLUTIONS         REDDY                              PROFORMA
                                            INC.         GROUP, INC.     GROUP, INC.      ADJUSTMENTS          COMBINED
                                      ------------     ------------     ------------     ------------        ------------
        LIABILITIES AND EQUITY
Current liabilities
  Note payable                        $   285,000                                                            $   285,000
  Accounts payable                        695,091      $    81,908      $     2,162                              779,161
  Other current liabilities                34,380           59,204           31,127                              124,711
  Current portion of long-term debt        27,710                                                                 27,710
                                      ------------     ------------     ------------     ------------        ------------
Total current liabilities               1,042,181          141,112           33,289                            1,216,582
                                      ------------     ------------     ------------     ------------        ------------

Long-term debt less current portion       165,425                                        $   250,000 (1)         415,425
                                      ------------     ------------     ------------     ------------        ------------

Convertible debentures                    600,000                                                                600,000
                                      ------------     ------------     ------------     ------------        ------------

Stockholders' equity
  Preferred stock                         150,000                                           (150,000)(3)               -
  Common Stock                             16,110              200           42,951            7,357 (1)          30,284
                                                                                               6,068 (2)
                                                                                                 750 (3)
                                                                                             (43,151)(4)
  Additional paid in capital            5,195,702                                          2,199,641 (1)       9,316,256
                                                                                           2,146,663 (2)
                                                                                            (225,750)(3)
  Retained earnings (deficit)          (2,049,928)         325,249           16,423         (341,672)(4)      (2,049,928)
                                      ------------     ------------     ------------     ------------        ------------
                                        3,311,884          325,449           59,374        3,599,905           7,296,612
  Treasury stock                           (9,876)                                                                (9,876)
                                      ------------     ------------     ------------     ------------        ------------
Total stockholders' equity              3,302,008          325,449           59,374        3,599,905           7,286,736
                                      ------------     ------------     ------------     ------------        ------------

Total liabilities and equity          $ 5,109,614      $   466,561      $    92,663      $ 3,849,905         $ 9,518,743
                                      ============     ============     ============     ============        ============

(1) Represents the purchases of Enterprise Solutions Group, Inc. (ESG) and The Reddy Group, Inc. (Reddy) as follows:

                                                                      Finders
                                      ESG              Reddy            Fee             Total
                                  ------------     ------------     ------------     ------------
Purchase price
  Shares of stock issued              383,333          333,333           19,000          735,666
  Issue price                     $      3.00      $      3.00      $      3.00
                                  ------------     ------------     ------------
  Total shares price                1,149,999          999,999           57,000        2,206,998
                                  ------------     ------------     ------------

  Cash paid                           550,000        1,000,000           57,000        1,607,000

  Debt issued                         250,000                                            250,000
                                  ------------     ------------     ------------     ------------

Total purchase price              $ 1,949,999      $ 1,999,999      $   114,000      $ 4,063,998
                                  ============     ============     ============     ============

      The issue price of $3.00 per share is stated in the purchase agreements. This is considered fair value at the date the purchases were announced based on the market price for the stock at that time and the restrictions on the stock.
      The debt issued at 3% interest rate is not discounted since this rate approximates the U. S. Treasury rate which is considered a reasonable rate for this type debt.
      In connection with the finders fee, certain warrants were issued at a price above the market price at that time. These warrants have been assigned no value at this time since any ultimate value is considered immaterial.
      These purchase prices are subject to adjustment based on final resolution of agreed working capital at the purchase date. The adjustments, if any, are not expected to be material based on the information currently available.
      Goodwill of $3,679,175 will be amortized over 15 years under the straight line method.


(2) Represents private placement stock issuance which was necessary to complete the acquisitions. These acquisitions were contingent on the completion of this private placement as follows:

            Total shares                                     606,750
            Issue price                                       $ 4.00
                                                         ------------
            Gross proceeds                                 2,427,000
            Less commissions and costs                      (274,270)
                                                         ============
            Cash generated                               $ 2,152,730
                                                         ============

            Common stock                                       6,068
            Additional paid in capital                     2,146,663


(3) In connection with the private placement, the convertible preferred stock outstanding was redeemed as required under this issue The redemption price was a total of $375,000 cash plus 75,000 shares of common stock. The common stock issuance is considered a capital transaction and reflected at par value with an offset to additional paid in capital.


(4) Represents purchase accounting adjustments and eliminations of investments in companies acquired. The acquired assets and liabilities are considered to approximate fair value, pending further evaluation, and all excess purchase price over book value acquired is considered to be goodwill.

                                AIM GROUP, INC.
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1998
                                   UNAUDITED


                                            AIM          ENTERPRISE          THE
                                           GROUP          SOLUTIONS         REDDY                              PROFORMA
                                            INC.         GROUP, INC.     GROUP, INC.      ADJUSTMENTS          COMBINED
                                      ------------     ------------     ------------     ------------        ------------
Sales                                 $ 2,085,398      $ 1,305,405      $   337,283                          $ 3,728,086

Cost of sales                           1,546,904          937,380           29,277                            2,513,561
                                      ------------     ------------     ------------     ------------        ------------

Gross profit                              538,494          368,025          308,006                            1,214,525
                                      ------------     ------------     ------------     ------------        ------------

Operating expenses
  General and administrative              503,816          231,774          256,560      $   120,000 (1)       1,112,150
  Selling and marketing                   109,016                                                                109,016
  Interest                                204,009              415              627            7,500 (2)         212,551
  Depreciation and amortization            73,259           19,040            8,751          245,278 (3)         346,328
                                      ------------     ------------     ------------     ------------        ------------
Total operating expenses                  890,100          251,229          265,938          372,778           1,780,045
                                      ------------     ------------     ------------     ------------        ------------

Operating income                         (351,606)         116,796           42,068         (372,778)           (565,520)

Other income (expense)                                       1,102           (8,444)                              (7,342)
                                      ------------     ------------     ------------     ------------        ------------

Income (loss) before income taxes        (351,606)         117,898           33,624         (372,778)           (572,862)

Income taxes                                                                                         (4)
                                      ------------     ------------     ------------     ------------        ------------

Net income (loss)                     $  (351,606)     $   117,898      $    33,624      $  (372,778)        $  (572,862)
                                      ============     ============     ============     ============        ============


Basic and diluted earnings per share
  Net loss available to common
    shareholders                      $  (351,606)                                                           $  (572,862)
  Imputed non-cash preferred stock
    dividend                              (67,500)                                                               (67,500)
                                      ------------                                                           ------------
  loss available to common shares     $  (419,106)                                                           $  (640,362)
                                      ============                                                           ============

  Weighted average common shares
    outstanding (5)                     1,325,016                                                              2,742,432

Basic and diluted earnings per
  common share                        $     (0.32)                                                           $     (0.23)
                                      ============                                                           ============

(1)   Represents provision for annual salary for new company officer.

(2)   Represents provision for interest on acquisition debt at 3% stated rate.

(3)   Represents provision for amortization of goodwill using 15 year life.

(4)   Due to net loss and no deferred taxes, no tax benefit is provided.

(5)   Includes all new shares issued as if outstanding for the full period.

                                AIM GROUP, INC.
                 PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                   UNAUDITED


                                            AIM          ENTERPRISE          THE
                                           GROUP          SOLUTIONS         REDDY                              PROFORMA
                                            INC.         GROUP, INC.     GROUP, INC.      ADJUSTMENTS          COMBINED
                                      ------------     ------------     ------------     ------------        ------------
Sales                                 $ 1,187,681      $ 1,032,936      $   289,646                          $ 2,510,263

Cost of sales                             846,264          596,893            8,974                            1,452,131
                                      ------------     ------------     ------------     ------------        ------------

Gross profit                              341,417          436,043          280,672                            1,058,132
                                      ------------     ------------     ------------     ------------        ------------

Operating expenses
   Selling and administrative             616,934          170,265          274,262      $    15,000 (1)       1,076,461
   Interest                                90,160                                              3,750 (2)          93,910
   Depreciation and amortization           32,617           13,270            4,854          122,639 (3)         173,380
                                      ------------     ------------     ------------     ------------        ------------
Total operating expenses                  739,711          183,535          279,116          141,389           1,343,751
                                      ------------     ------------     ------------     ------------        ------------

Operating income                         (398,294)         252,508            1,556         (141,389)           (285,619)

Other income (expense)                                       2,922                                                 2,922
                                      ------------     ------------     ------------     ------------        ------------

Income (loss) before income taxes        (398,294)         255,430            1,556         (141,389)           (282,697)

Income taxes                                                                                         (4)
                                      ------------     ------------     ------------     ------------        ------------

Net income (loss)                     $  (398,294)     $   255,430      $     1,556      $  (141,389)        $  (282,697)
                                      ============     ============     ============     ============        ============


Basic and diluted earnings per share
   Net loss available to common
     shareholders                     $  (398,294)                                                           $  (282,697)

   Weighted average common shares
     outstanding (5)                    1,404,603                                                              2,822,019

Basic and diluted earnings per
     common share                     $     (0.28)                                                           $     (0.10)
                                      ============                                                           ============

(1)   Represents provision for annual salary for new company officer.

(2)   Represents provision for interest on acquisition debt at 3% stated rate.

(3)   Represents provision for amortization of goodwill using 15 year life.

(4)   Due to net loss and no deferred taxes, no tax benefit is provided.

(5)   Includes all new shares issued as if outstanding for the full period.